UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

MOTIVE CAPITAL CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39794	98-1561111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 World Trade Center, 250 Greenwich St., FL 47
New York, NY	10007
(Address of principal executive offices)	(Zip Code)

(212) 651-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MOTV.U	The New York Stock Exchange

Class A Ordinary Shares included as part of units	MOTV	The New York Stock Exchange

Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MOTV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 1, 2022, Motive Capital Corp (“Motive”) filed with the Securities and Exchange Commission (“SEC”) on Schedule 14A the following definitive additional materials to amend and supplement certain information in the definitive proxy statement/prospectus filed by Motive with the SEC on February 14, 2022 (the “Definitive Proxy Statement/Prospectus”) in connection with the proposed business combination of Motive with Forge Global, Inc. (“Forge” and such business combination transaction, the “Business Combination”). All other information in the Definitive Proxy Statement/Prospectus remains unchanged.

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

OF

MOTIVE CAPITAL CORP

Dated March 1, 2022

The following disclosure (i) corrects a scrivener’s error in Forge’s cumulative number of trades since inception that was inadvertently changed and included on pages 205 and 218 of the Definitive Proxy Statement/Prospectus, which should have read “21,000” instead of “29,000”, and updates the relevant platform information as of December 31, 2021 to be consistent with Forge’s other public disclosures; (ii) corrects an error in the number of trades contained in the Non-GAAP key performance measures for the year ended December 31, 2019 included on page 229 of the Definitive Proxy Statement/Prospectus, which was inadvertently transposed when originally included, and makes minor additional immaterial adjustments in trade volumes for the periods presented; and (iii) corrects a scrivener’s error on the Year Ended December 31, 2020 Net Take Rate percentage.

The following disclosure also reflects supplemental disclosure regarding a change to the allocation of the cash Transaction Bonus and Retention Equity Grants due to Mr. Kelly Rodriques, Forge’s Chief Executive Officer, who will also be a director and Chief Executive Officer of the combined company following Closing, under the terms of his Executive Employment Agreement.

All other information in the Definitive Proxy Statement/Prospectus remains unchanged. The corrected and supplemental disclosures should be read in conjunction with the disclosures contained in the Definitive Proxy Statement/Prospectus, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement/Prospectus, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement/Prospectus. All page and paragraph references used herein refer to the Definitive Proxy Statement/Prospectus before any additions or deletions resulting from the revised disclosures, and terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement/Prospectus.

Typographical Errors and Clarifications (Pages 205, 216 and 217-218 of Definitive Proxy Statement/Prospectus)

The fifth and sixth sentences of the first paragraph on page 205 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“Including Forge historical data from its inception and SharesPost historical data from its inception, on a pro forma basis, as of December 31, 2021, we have facilitated over 21,000 trades in over 450 companies for buy-side and sell-side clients in 70 countries. As of December 31, 2021, we had 1,223 institutions, over 447,000 registered users, including approximately 140,000 Accredited Investors, all of whom have indicated interest in accessing shares in private companies through our online platform.”

The first and second sentences of the second paragraph on page 216 of the Definitive Proxy Statement/Prospectus are hereby amended and restated in their entirety to read:

“In addition to leveraging Forge’s relationships with over 447,000 individual investors and 1,223 institutional investors (each as of December 31, 2021), Forge’s platform benefits from a unique distribution network that includes strategic investors and commercial partners that have strong relationships with private companies and investors. Forge has the opportunity to benefit from these partnerships through introductions to private companies, shareholders, and the buy-side demand delivered by strategic investors and commercial partners.”

The last sentence on page 217, which carries over to page 218 of the Definitive Proxy Statement/Prospectus, is hereby amended and restated in its entirety to read:

“Since Forge’s inception, together with the historical business and companies we have acquired, as of December 31, 2021, we have facilitated over $12 billion in transaction volume across more than 21,000 transactions and more than 450 companies.”

Non-GAAP Key Performance Measures (Page 229 of Definitive Proxy Statement/Prospectus)

The table following the first full paragraph of text on page 229 beginning with the sentence “The following table contains our Non-GAAP key performance measures which are based on our adjusted results of operations for the nine months ended September 30, 2021 and 2020 and years ended December 31, 2020 and 2019.” is hereby amended and restated in its entirety to correct an error in the number of trades contained in the Non-GAAP key performance measures for the Year Ended December 31, 2019 reflected below, to correct a scrivener’s error for the Year Ended December 31, 2020 Net Take Rate percentage, as well as to make other minor additional immaterial changes in trading volume for certain of the periods presented, and is followed by a marked version showing the changes from the Definitive Proxy Statement/Prospectus. None of the changes impact placement fee revenues, less transaction-based expenses for the periods presented.

	Nine Months Ended September 30,				Year Ended December 31,
Dollars in thousands	2021	2020	$ Change	% Change	2020	2019	$ Change	% Change
TRADING BUSINESS
Trades	3,906	2,328	1,578	68%	3,448	2,358	1,090	46%
Placement fee revenues, less transaction-based expenses	$80,220	$32,424	47,796	147%	$48,864	$40,712	8,152	20%
Volume	$2,347,114	$1,191,059	1,156,055	97%	$1,863,333	$1,664,781	198,551	12%
Net Take Rate	3.4%	2.7%	0.7%	26%	2.6%	2.4%	0.2%	7%

Redline of Changes

	Nine Months Ended September 30,							Year Ended December 31,
Dollars in thousands	2021	2020		$ Change		% Change		2020		2019	$ Change		% Change
TRADING BUSINESS
Trades	3,906 ~~3,842~~	2,328		1,578 ~~1,514~~		68 ~~65~~	%	3,448 ~~3,399~~		2,358 ~~3,252~~	1,090 ~~147~~		46 ~~5~~	%
Placement fee revenues, less transaction-based expenses	$80,220	$32,424		47,796		147%		$48,864		$40,712	8,152		20%
Volume	$2,347,114 ~~2,381,093~~	$1,191,059 ~~1,169,251~~		1,156,055 ~~1,211,841~~		97 ~~104~~	%	$1,863,333 ~~1,838,769~~		$1,664,781 ~~1,663,094~~	198,551 ~~175,674~~		12 ~~11~~	%
Net Take Rate	3.4%	2.7 ~~2.8~~	%	0.7 ~~0.6~~	%	26 ~~21~~	%	2.6 ~~2.1~~	%	2.4%	0.2 ~~0.3~~	%	7 ~~13~~	%

Supplemental Disclosure on Executive Employment Arrangements

The information set forth under the heading “Executive Employment Arrangements” beginning on page 258 of the Definitive Proxy Statement/Prospectus is hereby amended and restated in its entirety as follows. The remainder of these materials reference the "Rodriques Amendment" (as defined below). All descriptions thereof are qualified in their entirety by reference to the form of such agreement included herein as Annex A. As further noted below, the Rodriques Amendment will be filed upon its execution in connection with the closing of the Merger.

Effective September 9, 2021, each of the NEOs entered into an employment agreement with Forge (the “Initial Executive Agreements”). On February 25, 2022, Forge’s compensation committee approved a modification to the agreement with Mr. Rodriques, subject to the approval of the post-combination Board of Directors of the Company and to be documented at closing of the Merger (the “Rodriques Amendment”). The Initial Executive Agreements, as amended by the Rodriques Amendment in the case of the agreement with Mr. Rodriques, are referred to herein as the Executive Agreements. The Executive Agreements provide for each NEO’s at-will employment and set forth, among other things, the applicable NEO’s annual base salary and annual target cash bonus, each as described above. In addition, each NEO is eligible to participate in the benefit plans and programs of Forge, subject to the terms and conditions of such plans.

The Executive Agreements further provide that it is expected that the Company will establish an incentive pool equal to 3.5% of the outstanding shares of the Company immediately following the closing of the Business Combination (the “Incentive Pool”). The Initial Executive Agreements allocated the Incentive Pool as follows: 25% of the Incentive Pool will be paid in the form of cash bonuses (“Transaction Bonus Pool”) and 75% of the Incentive Pool will be paid in the form of restricted stock units (“Equity Bonus Pool”). The Rodriques Amendment will reallocate $2,657,933 (the “Cash Reallocation Amount”) of the Incentive Pool from the Equity Bonus Pool to the Transaction Bonus Pool for the payment of such Cash Reallocation Amount to Mr. Rodriques as part of his Transaction Bonus (as defined below) in order for the Company to make required tax withholding payments on Mr. Rodriques’ Transaction Bonus. Such Cash Reallocation Amount will be deducted from the Retention Equity Grant (as defined below) from the Equity Bonus Pool that would otherwise have been due to Mr. Rodriques under his Initial Executive Agreement on a dollar-for-dollar basis.

Each of the NEOs will be eligible to receive a one-time cash payment from the Transaction Bonus Pool with Messrs. Rodriques, Lee and Cobos eligible to receive no less than $7,645,432, $2,756,250 and $2,625,000, respectively (each, a “Transaction Bonus”). The amount payable to Mr. Rodriques as a Transaction Bonus will include the Cash Reallocation Amount. Each NEO will forfeit such bonuses in exchange for no consideration in the event such NEO’s employment is terminated for any reason prior to the payment of such bonus. That said, the NEO will be eligible to receive the unpaid portion of his cash bonus in the event his employment is terminated without “cause” (as defined in the respective Executive Agreement) prior to the closing of the Business Combination, subject to such NEO’s execution and non-revocation of a release of claims. Notwithstanding the foregoing, immediately prior to the Business Combination, an applicable portion of each NEO’s Transaction Bonus will be used to reduce an amount necessary to offset certain outstanding promissory notes between the NEO and Forge, as further described below in the section entitled “Interests of Forge’s Directors and Executive Officers in the Merger”. Each of NEOs will also be eligible to receive a grant of restricted stock units from the Equity Bonus Pool with Messrs. Rodriques, Lee and Cobos eligible to receive restricted stock units having values of at least $5,217,067, $3,937,500 and $3,937,500, respectively (each, a “Retention Equity Grant”). The Retention Equity Grant to be made to Mr. Rodriques will not include the Cash Reallocation Amount. Each NEO’s Retention Equity Grant will vest, subject to the NEO’s employment through the applicable vesting date, as follows: 33.33% of the Retention Equity Grant will vest upon the first anniversary of the closing of the Business Combination (the “First Tranche”); 33.33% of the Retention Equity Grant will vest upon the second anniversary of the closing of the Business Combination (the “Second Tranche”); and 33.33% of the Retention Equity Grant will vest upon the third anniversary of the closing of the Business Combination (the “Third Tranche”) (the “Time-Vesting Schedule”). With respect to the grants made to Messrs. Rodriques, Lee and Cobos, the Retention Equity Grant will become eligible to vest after the expiration of the six-month period following the closing of the Business Combination (the “Lock-Up Period”) as follows: (i) the First Tranche will immediately vest if the Company’s stock price meets or exceeds a price of $12.50 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the First Tranche under the Time- Vesting Schedule, in which case the Second Tranche and Third Tranche will have their time-vesting component accelerated by six months; and (ii) the Second Tranche will immediately vest if the stock price meets or exceeds a closing price of $15.00 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the Second Tranche under the Time-Vesting Schedule, in which case the Third Tranche will have its time-vesting component accelerated by an additional six months. The Retention Equity Grant will vest in accordance with such vesting provisions in the event the share price triggers are achieved through the date of a “Sale Event” of the Company (as defined in the 2022 Plan). Each NEO will forfeit such grant in exchange for no consideration in the event the Merger is not consummated or such NEO’s employment is terminated for any reason prior to the grant of such restricted stock units. That said, the NEO will be eligible to receive 20% of the Retention Equity Grant on a fully-vested basis in the event his employment is terminated without “cause” (as defined in the respective Executive Agreement) prior to the closing of the Business Combination, subject to such NEO’s execution and non-revocation of a release of claims.

Each of the NEOs will also be eligible to receive severance payments and benefits in connection with a termination without “cause” or for “good reason”. In connection with such a termination, an NEO would be eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to Forge: (i) a lump sum payment equal to the sum of 12 months of the NEO’s then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) company-paid COBRA premiums for the NEO and his eligible dependents for a period of 12 months following termination, and (iii) accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity that had been granted prior to the date of termination (including, if applicable, the Retention Equity Grant). Each of the NEOs will also be eligible to receive enhanced severance payments and benefits if such a qualifying termination of employment occurs within six months prior to or 12 months following a Sale Event. In connection with such a termination, an NEO would be eligible to receive the following payments and benefits subject to his execution of a release and subject to not breaching any of his post-employment contractual obligations to Forge: (i) a lump sum payment equal to the sum of 18 months of the NEO’s then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) 100% of all unvested equity that had been granted prior to the date of termination (including, if applicable, the Retention Equity Grant) shall become fully vested and (iii) company-paid COBRA premiums for the NEO and his eligible dependents for a period of 18 months following termination. The occurrence of the closing of the Business Combination will not constitute a Sale Event.

The foregoing descriptions of the Executive Agreements are not complete and are qualified in their entirety by reference to the complete text of each of the Initial Executive Agreements, copies of which are attached hereto as Exhibits 10.9-10.11 and are incorporated herein by reference. The Rodriques Amendment will be filed upon its execution in connection with the closing of the Merger.

The information set forth under the heading “Interests of Forge’s Directors and Executive Officers in the Merger—Transaction Bonuses and Promissory Notes” on page 263 of the Definitive Proxy Statement/Prospectus is hereby amended and restated in its entirety as follows:

•	Transaction Bonuses and Promissory Notes. Pursuant to the Executive Agreements, certain executive officers are entitled to receive a one-time cash Transaction Bonus to be paid as soon as practicable following the Business Combination, and subject to continued employment through the date of payment in the amounts listed below. For additional information on such Transaction Bonuses, please see the section entitled “Executive Employment Arrangements” above.

o	Kelly Rodriques. $7,645,432.

o	Mark Lee. $2,756,250.

o	Jose Cobos. $2,625,000.

Notwithstanding the foregoing, immediately prior to the Business Combination, Messrs. Rodriques, Lee, and Cobos will have an applicable portion of their respective Transaction Bonuses used to offset certain outstanding promissory notes between the NEO and Forge. Based on the amount of accrued interest expected as of March 21, 2022, the outstanding amount of the promissory notes for each NEO is set forth below:

o	Kelly Rodriques. $3,986,429.

o	Mark Lee. $973,679.

o	Jose Cobos. $556,447.

After offset of the above promissory notes and applicable tax withholding payments by the Company, Mr. Rodriques is not expected to receive any net cash proceeds from the Transaction Bonus.

The information set forth under the heading “Interests of Forge’s Directors and Executive Officers in the Merger—Retention Equity Grants” on page 264 of the Definitive Proxy Statement/Prospectus is hereby amended and restated in its entirety as follows:

Retention Equity Grants. Pursuant to the Executive Agreements, and subject to the effectiveness of New Forge’s Form S-8 registration statement and executive’s continued employment through the applicable grant date, each of our NEOs will be eligible to receive equity awards out of the Equity Bonus Pool in the form of restricted stock units having values of at least $5,217,067, $3,937,500 and $3,937,500, respectively (each, a “Retention Equity Grant”). Such Retention Equity Grant will vest, subject to the NEO’s employment through the applicable vesting date, as follows: 33.33% of the Retention Equity Grant will vest upon the first anniversary of the closing of the Business Combination (the “First Tranche”); 33.33% of the Retention Equity Grant will vest upon the second anniversary of the closing of the Business Combination (the “Second Tranche”); and 33.33% of the Retention Equity Grant will vest upon the third anniversary of the closing of the Business Combination (the “Third Tranche”) (the “Time-Vesting Schedule”). With respect to the grants made to Messrs. Rodriques, Lee and Cobos, the Retention Equity Grant will become eligible to vest after the expiration of the six-month period following the closing of the Business Combination (the “Lock-Up Period”) as follows: (i) the First Tranche will immediately vest if the Company’s stock price meets or exceeds a price of $12.50 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the First Tranche under the Time-Vesting Schedule, in which case the Second Tranche and Third Tranche will have their time-vesting component accelerated by six months; and (ii) the Second Tranche will immediately vest if the stock price meets or exceeds a closing price of $15.00 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the Second Tranche under the Time-Vesting Schedule, in which case the Third Tranche will have its time-vesting component accelerated by an additional six months. The Retention Equity Grant will vest in accordance with such vesting provisions in the event the share price triggers are achieved through the date of a “change of control” of the Company (as defined in the 2021 Plan). Each NEO will forfeit such grant in exchange for no consideration in the event the Merger is not consummated or such NEO’s employment is terminated for any reason prior to the grant of such restricted stock units. That said, the NEO will be eligible to receive 20% of the Retention Equity Grant on a fully-vested basis in the event his employment is terminated without “cause” (as defined in the respective New Executive Agreement) prior to the closing of the Business Combination, subject to such NEO’s execution and non-revocation of a release of claims.

The information set forth under the heading “New Plan Benefits” on page 171 of the Definitive Proxy Statement/Prospectus is hereby amended and restated in its entirety as follows:

The 2022 Plan does not provide for set benefits or amounts of awards and we have not approved any stock awards that are conditioned on shareholder approval of the 2022 Plan. However, New Forge will establish an incentive pool equal to 3.5% of the outstanding shares immediately following the closing of the Business Combination (the “Incentive Pool”). A portion of the Incentive Pool will be paid in the form of cash bonuses (“Transaction Bonus Pool”) and a portion of the Incentive Pool will be paid in the form of restricted stock units (“Equity Bonus Pool”). On an as converted basis assuming a no-redemption scenario there would be an estimated 188,487,303 pro forma shares of common stock outstanding at Closing. All other future awards to executive officers, employees and consultants under the 2022 Plan are discretionary and cannot be determined at this time. As of the date hereof, we have 3 executive officers, 280 employees, 7 non-employee directors and 3 consultants who will be eligible for awards under the 2022 Plan.

Name and Position	Dollar Value ($)(2)	Number of Shares/Units
Kelly Rodriques(1) Chief Executive Officer	$7,237,657	723,766
Mark Lee(1) Chief Financial Officer	$4,947,790	494,779
Jose Cobos(1) Chief Operating Officer	$4,947,790	494,779
All current executive officers as a group	$19,791,170	1,979,117
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group(3)	$29,686,750	2,968,675

(1)	Pursuant to the Executive Agreements, and subject to the effectiveness of New Forge’s Form S-8 registration statement and executive’s continued employment through the applicable grant date, Messrs. Rodriques, Lee and Cobos will be eligible to receive equity awards out of the Equity Bonus Pool in the form of restricted stock units having values of at least $5,217,067, $3,937,500 and $3,937,500, respectively (each, a “Retention Equity Grant”). Such Retention Equity Grant will vest, subject to the NEO’s employment through the applicable vesting date, as follows: 33.33% of the Retention Equity Grant will vest upon the first anniversary of the closing of the Business Combination (the “First Tranche”); 33.33% of the Retention Equity Grant will vest upon the second anniversary of the closing of the Business Combination (the “Second Tranche”); and 33.33% of the Retention Equity Grant will vest upon the third anniversary of the closing of the Business Combination (the “Third Tranche”) (the “Time-Vesting Schedule”). With respect to the grants made to Messrs. Rodriques, Lee and Cobos, the Retention Equity Grant will become eligible to vest after the expiration of the six-month period following the closing of the Business Combination (the “Lock-Up Period”) as follows: (i) the First Tranche will immediately vest if the Company’s stock price meets or exceeds a price of $12.50 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the First Tranche under the Time-Vesting Schedule, in which case the Second Tranche and Third Tranche will have their time-vesting component accelerated by six months; and (ii) the Second Tranche will immediately vest if the stock price meets or exceeds a closing price of $15.00 for 20 trading days within any 30 trading day period following the Lock-Up Period but prior to the vesting date of the Second Tranche under the Time-Vesting Schedule, in which case the Third Tranche will have its time-vesting component accelerated by an additional six months. The Retention Equity Grant will vest in accordance with such vesting provisions in the event the share price triggers are achieved through the date of a “change of control” of the Company (as defined in the 2022 Plan). Each NEO will forfeit such grant in exchange for no consideration in the event the Merger is not consummated or such NEO’s.

(2)	The Dollar Value of the Retention Equity Grants are calculated at $10.00 per share.

(3)	We intend to grant awards to certain executive officers other than Messrs. Rodriques, Lee and Cobos.

ANNEX A

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) to the Amended and Restated Employment Agreement by and between Forge Global, Inc., a Delaware corporation (the “Company”) and Kelly Rodriques (the “Executive”), dated as of September 9, 2021 (the “Employment Agreement”), is made and entered into and effective as of [February, [●]] 2022 (the “Effective Date”).

WHEREAS, the Company and the Executive are parties to the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to modify the “Transaction Bonus” and “Retention Equity Grant” therein.

NOW, THEREFORE, effective as of the Effective Date, the Employment Agreement is hereby amended as follows:

1.                  The third sentence of the introductory paragraph in Section 4 of the Employment Agreement is amended and restated in its entirety as follows:

“A portion of the Incentive Pool will be paid in the form of cash bonuses (the “Transaction Bonus Pool”) and a portion of the Incentive Pool will be paid in the form of restricted stock units (the “Equity Incentive Pool”).

2.                  Section 4(a) of the Employment Agreement is amended by deleting “$4,987,500.00” therein and replacing such amount with “$7,654,432.00”.

3.                  Section 4(b) of the Employment Agreement is amended by deleting “$7,875,000.00” therein and replacing such amount with “$5,217,067.00”.

4.                  This Amendment is a California contract and shall be construed under and be governed in all respects by the laws of the State of California, without giving effect to conflict of laws principles. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Ninth Circuit.

5.                  This Amendment may be executed in one or more counterparts (including via facsimile or any other means of electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.                  Except as provided herein, each of the other provisions of the Employment Agreement shall remain in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

FORGE GLOBAL, INC.

By:
Name:
Title:

Date:

EXECUTIVE

Kelly Rodriques

Date:

2

Important Information and Where to Find It

This communication is being made in respect of the proposed business combination transaction involving Motive Capital Corp (“Motive Capital”) and Forge Global, Inc. (“Forge” and such transaction, the “Merger”). This communication may be deemed to be solicitation material in respect of the proposed Merger. The proposed Merger will be submitted to Motive Capital’s stockholders for their consideration. In connection with the proposed Merger, Motive Capital has filed with the SEC a registration statement on Form S-4, containing a final proxy statement for the solicitation of the approval of Motive Capital’s stockholders and a final prospectus for the offer and sale of Motive Capital’s securities in connection with the business combination. Motive Capital has mailed a definitive proxy statement/prospectus and other relevant documents to its stockholders as of the record date established for voting on the proposed transaction. Motive Capital also intends to file other relevant documents with the SEC regarding the proposed Merger. Before making any voting or investment decision with respect to the proposed Merger, investors, stockholders and other interested persons are urged to read carefully and in their entirety the definitive proxy statement/prospectus (including any amendments or supplements thereto) as well as other documents filed with the SEC because these documents will contain important information about Motive Capital, Forge and the proposed Merger. Stockholders are also able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Motive Capital Corp, 7 World Trade Center, 250 Greenwich Street, Floor 47, New York, NY 10007. Stockholders are also able to obtain copies of the proxy statement/prospectus, without charge, at the SEC’s website (www.sec.gov) or by directing a request to info@motivecapitalcorp.com.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.

10.1	Form of Amendment No. 1 to Employment Agreement, by and between Forge Global Inc. and Kelly Rodriques (incorporated by reference to Annex A of the registrant’s definitive additional materials on Schedule 14A filed with the SEC on March 1, 2022).
104	The cover page to this Current Report of Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2022	MOTIVE CAPITAL CORP

	By:	/s/ Blythe Masters
	Name:	Blythe Masters
	Title	Chief Executive Officer